SWK Holdings Corporation Announces 2018 Second Quarter

Financial Results

•	Total revenues of approximately $6.8 million for the second quarter of 2018 compared to $6.1 million for the second quarter of 2017.

•	Net income attributable to SWK Stockholders of $3.7 million, or $0.28 per share, and non-GAAP Adjusted net income of $5.6 million, or $0.43 per share for the second quarter of 2018.

•	Closed one financing during the quarter, deploying $7.6 million with additional $10.0 million deployed through existing portfolio company milestones and add-ons. Closed fourth financing year to date in July, bringing year to date capital deployment to $62.3 million.

•	Raised $20 million revolving credit facility.

•	Book value of $16.49 per share as of June 30, 2018 vs. $15.93 per share as of December 31, 2017.

Dallas, TX, August 10, 2018 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its second quarter 2018 financial results.

Second Quarter 2018 Highlights:

•	Reported total revenues of approximately $6.8 million for the quarter, compared to $6.1 million for the second quarter of 2017.
•	Reported net income of approximately $3.7 million, or $0.28 per diluted share, for the quarter, as compared to $3.4 million, or $0.26 per diluted share, for the second quarter of 2017.
•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries; less non-controlling interests) were approximately $171.8 million as of June 30, 2018, an 11.6% increase compared to $153.9 million as of December 31, 2017.

“We had a very active first half of 2018, closing four new transactions year to date through July and deploying $46.7 million into new opportunities,” stated Winston Black, Chief Executive Officer of SWK. “We are encouraged by the quality of and activity in our pipeline. We believe we have built a high-quality platform in the life science finance sector, becoming a reliable partner for companies seeking non-dilutive finance alternatives to focus our efforts on executing our long-term strategy. With our new credit facility, we are well positioned to continue growing our finance receivables portfolio.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted earnings per share (“EPS”) are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

Portfolio Overview

As of June 30, 2018, the Company’s total income producing assets were approximately $171.8 million, an 11.6% increase as compared to $153.9 million as of December 31, 2017.

(in thousands)	June 30,	December 31,
	2018	2017
Finance receivables	$170,661	$151,995
Marketable investments	1,152	1,856
Total income producing assets	$171,813	$153,851
Warrant Assets	1,349	987
Total Portfolio Balance	$173,162	$154,838

During the quarter, the Company closed a new royalty financing for $7.6 million and realized $9.2 million of proceeds on an exit of a loan position. Subsequent to quarter end, the Company closed a new loan transaction for $12.2 million and received another loan payoff, receiving $16.4 million in proceeds. On a gross basis, the Company has deployed $62.3 million year to date through August 10, 2018. Net of payoffs, the Company has deployed $36.7 million year to date through August 10, 2018.

As of August 10, 2018, the Company and its partners have executed transactions with 30 different parties under its specialty finance strategy, funding an aggregate $445 million since 2012 in various financial products across the life science sector. At the end of the second quarter, the weighted average projected effective yield of the finance receivables portfolio was 13.1%. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables. The decrease in the effective yield from the first quarter of 2018 is primarily due to the payoff of a loan position and another loan position becoming non-accrual during the quarter.

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Total portfolio investment activity as of and for the three and six months ended June 30, 2018 and June 30,2017 was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Beginning portfolio	$169,075	$135,678	$154,838	$136,985
Early pay-offs	(8,500)	—	(8,500)	—
Impairment expense and provision for loan credit losses	—	—	(1,179)	—
Interest paid-in-kind	48	424	96	807
Investment in finance receivables	17,460	7,374	46,710	11,012
Loan discount amortization and fee accretion	850	550	1,497	1,378
Changes in unconsolidated entity investment, net of noncontrolling interest	—	—	—	(6,985)
Net unrealized gain (loss) on marketable investments and derivatives	(808)	(238)	(658)	1,110
Principal payments received on investments	(5,027)	(35)	(5,742)	(60)
Proceeds/realized gains from sale of investments	—	—	—	(101)
Royalty (paydowns ) accretion	(33)	44	(14,255)	(349)
Warrant investments, net of cancellations	97	431	355	431
Ending portfolio	$173,162	$144,228	$173,162	$144,228

3

Results of Operations

Revenues

We generated revenues of $6.8 million for the three months ended June 30, 2018, which consisted primarily of interest and fees earned on our finance receivables. We generated revenues of $6.1 million for the three months ended June 30, 2017, driven primarily by $5.7 million in interest and fees earned on our finance receivables. The increase in revenue is primarily due to a $1.0 million increase in interest and fees earned on new and existing finance receivables and a larger portfolio. Revenue also reflects a $0.6 million decrease in royalty revenue on our Narcan® investment. Royalty revenue from our Narcan® investment will be substantially less going forward, as we reached the 1.5x cash on cash royalty cap during the three months ended March 31, 2018. The increase is partially offset by a $0.3 million decrease in income from our investment in an unconsolidated entity, which sold its US marketing rights to its underlying intellectual property.

Provision for Credit Losses

We did not recognize an allowance for credit losses during the three months ended June 30, 2018 and 2017.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses increased to $1.2 million for the three months ended June 30, 2018 from $1.0 million for the three months ended June 30, 2017, which was primarily due to an increase in the performance-based bonus accrual payable to Company management and employees.

Other Income (Expense), Net

Other income (expense), net for the three months ended June 30, 2018 and 2017, respectively, reflected a net fair market value loss of $(0.2) million and $(0.1) million on our warrant derivatives and a net fair market value loss of $(0.5) million and $0 on our equity securities.

Income Tax Provision

We recognized $1.1 million of deferred income tax expense for the three months ended June 30, 2018. We recognized $1.4 million of deferred income tax expense for the three months ended June 30, 2017. The decrease in deferred income tax expense was primarily due to a reduction in the Federal statutory tax rate signed into law on December 22, 2017. The new legislation decreased the U.S. corporate federal income tax rate from 35 percent to 21 percent, effective January 1, 2018.

Liquidity and Capital Resources

As of June 30, 2018, we had $21.3 million in cash and cash equivalents, compared to $30.6 million in cash and cash equivalents as of December 31, 2017. The primary driver of the net decrease in our cash balance was new and add-on investment funding of $46.7 million, partially offset by interest and fee payments of $28.5 million earned on our finance receivables, including $13.7 million of royalty-related receipts from our Narcan® investment.

As of June 30, 2018, we had $11.9 million of unfunded commitments outstanding.

Adjusted Net Income

Net income in accordance with GAAP for the three-month period ended June 30, 2018, was $3.7 million, or $0.28 per diluted share. During the same period, adjusted net income was $5.6 million, or $0.43 per share.

4

The table below provides a reconciliation of SWK’s reported (GAAP) consolidated net income to SWK’s adjusted net income attributable to SWK Holdings Corporation Stockholders (Non-GAAP) for the three and six ended June 30, 2018 and June 30, 2017. The table eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and marketable investments and SWK’s warrant liability.

(in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated net income	$3,668	$3,580	$7,312	$13,849
Plus: income tax expense	1,142	1,400	2,095	5,106
Plus: (gain) loss on fair market value of equity securities	541	—	664	—
Plus: (gain) loss on fair market value of derivatives, net	238	143	(61)	614
Subtract: gain on realized value of equity securities	—	—	—	(243)
Adjusted income before provision for income tax	5,589	5,123	10,010	19,326
Adjusted provision for income tax	—	—	—	—
Non-GAAP consolidated net income	5,589	5,123	10,010	19,326
Non-GAAP adjusted net income attributable to non-controlling interest	—	171	—	5,204
Non-GAAP adjusted net income attributable to SWK Holdings Corporation Stockholders	$5,589	$4,952	$10,010	$14,122
Non-GAAP adjusted basic income per share	$0.43	$0.38	$0.77	$1.08
Non-GAAP adjusted diluted income per share	$0.43	$0.38	$0.77	$1.08
Weighted average shares - Basic	13,059	13,038	13,056	13,035
Weighted average shares - Diluted	13,063	13,042	13,060	13,038

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

Derived from unaudited financial statements

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$21,281	$30,557
Accounts receivable	1,584	1,637
Finance receivables, net	170,661	151,995
Marketable investments	1,152	1,856
Deferred tax asset	20,630	22,725
Warrant assets	1,349	987
Other assets	659	126
Total assets	$217,316	$209,883

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$1,506	$1,840
Credit facility revolver	370	—
Warrant liability	36	91
Total liabilities	1,912	1,931

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,063,915 and 13,053,422 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	13	13
Additional paid-in-capital	4,433,729	4,433,589
Accumulated deficit	(4,218,338)	(4,225,863)
Accumulated other comprehensive income	—	213
Total SWK Holdings Corporation stockholders' equity	215,404	207,952
Non-controlling interests in consolidated entities	—	—
Total stockholders' equity	215,404	207,952
Total liabilities and stockholders' equity	$217,316	$209,883

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

Derived from unaudited financial statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Finance receivable interest income, including fees	$6,764	$5,734	$13,581	$10,390
Income related to investments in unconsolidated entity	—	335	—	10,539
Other	3	5	7	9
Total revenues	6,767	6,074	13,588	20,938
Costs and expenses:
Provision for loan credit losses	—	—	1,179	—
General and administrative	1,178	951	2,399	1,612
Total costs and expenses	1,178	951	3,578	1,612
Other income (expense), net
Unrealized net gain (loss) on derivatives	(238)	(143)	61	(614)
Unrealized net loss on equity securities	(541)	—	(664)	—
Gain on sale of marketable securities	—	—	—	243
Income before provision for income taxes	4,810	4,980	9,407	18,955
Provision for income taxes	1,142	1,400	2,095	5,106
Consolidated net income	3,668	3,580	7,312	13,849
Net income attributable to non-controlling interests	—	171	—	5,204
Net income attributable to SWK Holdings Corporation stockholders	$3,668	$3,409	$7,312	$8,645
Net income per share attributable to SWK Holdings Corporation stockholders:
Basic	$0.28	$0.26	$0.56	$0.66
Diluted	$0.28	$0.26	$0.56	$0.66
Weighted Average Shares:
Basic	$13,059	$13,038	$13,056	$13,035
Diluted	$13,063	$13,042	$13,060	$13,038

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from unaudited financial statements

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$7,312	$13,849
Adjustments to reconcile net income to net cash provided by operating activities:
Income from investment in unconsolidated entity	—	(10,539)
Provision for loan credit losses	1,179	—
Deferred income taxes	2,095	5,106
Change in fair value of warrants	(61)	614
Change in fair value of equity securities	664	—
Gain on sale of marketable securities	—	(243)
Loan discount amortization and fee accretion	(1,727)	(1,622)
Interest paid-in-kind	(96)	(807)
Stock-based compensation	140	157
Interest income in excess of cash received	(125)	—
Other	8	9
Changes in operating assets and liabilities:
Accounts receivable	53	(316)
Other assets	(19)	(65)
Accounts payable and other liabilities	(334)	(91)
Net cash provided by operating activities	9,089	6,052

Cash flows from investing activities:
Cash distributions from investment in unconsolidated entity	—	17,524
Proceeds from sale of available-for-sale marketable securities	—	345
Investment in finance receivables	(46,710)	(11,012)
Repayment of finance receivables	28,458	261
Marketable investment principal payment	39	54
Other	(4)	(11)
Net cash (used in) provided by in investing activities	(18,217)	7,161

Cash flows from financing activities:
Debt issuance costs	(148)	—
Distribution to non-controlling interests	—	(8,960)
Net cash used in financing activities	(148)	(8,960)

Net (decrease) increase in cash and cash equivalents	(9,276)	4,253
Cash and cash equivalents at beginning of period	30,557	32,182
Cash and cash equivalents at end of period	$21,281	$36,435

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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